UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 2, 2006, Google Inc., in connection with its Analyst Day, made available on the “Investor Relations” section of its corporate web site (www.google.com) certain historical financial information regarding three non-GAAP financial measures, non-GAAP operating income, non-GAAP operating expense and free cash flow, for each quarter in 2004 and 2005. George Reyes, Google’s Chief Financial Officer will be discussing these financial measures during the CFO Presentation at Google’s Analyst Day.

The information is contained in a document labeled “CFO Presentation – Non-GAAP Financials” next to the link to the webcast of the Analyst Day. The tables provided in this document contain details on the GAAP financial measures that are most directly comparable to these non-GAAP financial measures and the related reconciliations between these financial measures for each quarter of 2004 and 2005. A copy of the financial data made available on Google’s corporate web site is furnished as Exhibit 99.01 to this Form 8-K.

Google’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses and expenditures that may not be indicative of core business operating results. Google believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Google’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Google’s historical performance and liquidity and its competitors’ operating results. Google believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.01	CFO Presentation – Non-GAAP Financials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 2, 2006	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer